Exhibit 23




                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
NuTech Digital, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statements of NuTech Digital, Inc. on Form S-8 (File Nos. 333-106963, 333-110059, 333-111876) of our report, dated March 9, 2004, except for Note 22 as to which the date is March 25, 2004, appearing in this Annual Report on Form 10-KSB of NuTech Digital, Inc. for the year ended December 31, 2003.




                                              /s/Farber & Hass LLP
                                              FARBER & HASS LLP


Camarillo, California
March 25, 2004